Exhibit 10.4

     AMENDMENT No. 7, dated as of January 29, 2009 and effective as provided herein (“Amendment”) is executed in connection with the Credit Agreement, dated as of November 23, 2005, and entered into by and among MTM Technologies, Inc., a New York corporation (“MTM”), MTM Technologies (US), Inc., a Delaware corporation (“MTM-US”), MTM Technologies (Massachusetts), LLC, a Delaware limited liability company (“MTM-MA”) and Info Systems, Inc., a Delaware corporation (“ISI”, MTM, MTM-US, MTM-MA and ISI being collectively, the “Borrowers” and each a “Borrower”); Columbia Partners, L.L.C. Investment Management, as Investment Manager; and National Electrical Benefit Fund, as Lender (as amended or modified, the “Credit Agreement”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

     WHEREAS, the Borrowers have requested that (i) the Lender make an additional advance to the Borrowers under the Credit Agreement in an amount equal to One Million Dollars ($1,000,000) (the “Additional Advance”), and (ii) Investment Manager and Lender a) consent to and approve the incurrence by MTM of certain unsecured subordinated indebtedness to FirstMark III L.P. and/or FirstMark Offshore Partners, L.P., in the aggregate principal amount up to $1,000,000, and the issuance of warrants in connection therewith (collectively, the “FirstMark Debt”), (b) amend financial covenants contained in Section 6.3 of the Credit Agreement, and (c) waive certain terms of the Credit Agreement in relation to the foregoing requests on the terms contained in this Amendment; and the Investment Manager and the Lender are willing to consent to the foregoing but only on the condition that the Credit Agreement be amended as set forth terms contained in this Amendment;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section One. Consent and Waiver. At the request of Borrowers, each of Investment Manager and Lender hereby (a) consents to and approves of the incurrence by MTM of the FirstMark Debt, on terms and conditions substantially as set forth in the Subordinated Promissory Notes and Warrants attached hereto as Schedule I (collectively, the “FirstMark Notes”) and the warrants to purchase stock as set forth in the FirstMark Notes, to fund working capital needs of the Borrower, provided however, that the FirstMark Notes shall not be amended without the written consent of Investment Manager and Lender, (b) agrees that the subordination terms set forth in the FirstMark Notes shall satisfy the requirement for a subordination agreement, and (c) consents to and approves of payments being made under the FirstMark Notes in accordance with the subordination terms set forth therein.

     Section Two. Additional Advance under Amendment to Credit Agreement. Subject to the terms and conditions of this Amendment and the Credit Agreement, and in reliance upon the representations and warranties set forth herein, the Lender shall make the Additional Advance upon receipt by Investment Manager on the date hereof of an amended and restated secured promissory note in the form attached hereto as Schedule II, which note shall be payable to the order of Lender in the aggregate principal amount of Twenty Nine Million Dollars ($29,000,000) (the “Second Amended Note”). Thereafter, for all references to the “Note” set forth in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Second Amended Note.

     Section Three. Amendments to Credit Agreement.

     (a)      For all reporting periods after December 1 2008, Section 6.3(b) of the Credit Agreement is deleted in its entirety, and following is substituted in lieu thereof:

           “(b) Minimum EBITDA. Each Borrower covenants that as of the last day of each fiscal quarter, for the fiscal quarter then ended, Borrowers’ EBITDA shall not be less than the amounts set forth in the table below:

The Fiscal Quarter Ending On:	Minimum EBITDA
December 31, 2008	540,000
March 31, 2009	720,000
June 30, 2009	1,800,000

     (b)     For all reporting periods after December 1, 2008, Section 6.3(d) of the Credit Agreement is deleted in its entirety, and following is substituted in lieu thereof:

           “(b) Excess Cash/Marketable Securities plus Availability. Each Borrower covenants that on the last day of each calendar month that the sum of (A) the amount of cash or marketable securities permitted by Section 14.1.4 of the GE Financing Agreement, plus (B) the difference between (i) the Borrowing Base (as defined in the GE Financing Agreement) on such date, minus (ii) the sum of (a) the Swingline Loan (as defined in the GE Financing Agreement), (b) the Floorplan Shortfall (as defined in the GE Financing Agreement), (c) the Letter of Credit Exposure (as defined in the GE Financing Agreement) on such date (except to the extent that a Revolving Loan Advance (as defined in the GE Financing Agreement) will be used immediately to reimburse Letter of Credit Issuer (as defined in the GE Financing Agreement) for unreimbursed draws on a Letter of Credit (as defined in the GE Financing Agreement)), (d) without duplication, the outstanding Aggregate Revolving Loans (as defined in the GE Financing Agreement), (e) the amount of the Other Creditor Indebtedness (as defined in the GE Financing Agreement) (unless an Intercreditor Agreement in form and substance satisfactory to GE has been executed between GE and the holder of such Other Creditor Indebtedness (as defined in the GE Financing Agreement)), and (f) the amount of Bid Bonds (as defined in the GE Financing

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Agreement), shall be greater than or equal to $1,000,000; provided, however, for the September 30, 2008, October 31, 2008 and November 30, 2008 calculation dates, the foregoing amount shall be $1,125,000.”

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     Section Four. Waiver. Borrower has notified the Investment Manager and Lender that it breached its Maximum Total Funded Indebtedness to EBITDA covenant as set forth in Section 6.3(c) of the Credit Agreement for the fiscal quarter ending December 31, 2008 (the “Financial Covenant Default”). Upon the effectiveness of this Amendment, Investment Manager and Lender hereby waive the Financial Covenant Default. The waiver contained in this Section is specific in intent and is valid only for the specific purpose for which given. Nothing contained herein obligates the Investment Manager and the Lender to agree to any additional waivers of any provisions of any of the Loan Documents. The waiver contained in this Section shall not operate as a waiver of Lender’s right to exercise remedies resulting from any other Defaults or Events of Default, whether or not of a similar nature and whether or not known to Investment Manager or Lender.

     Section Five. Release of Claims. To induce the Investment Manager and the Lender to enter into this Amendment, each of the Borrowers hereby agrees as follows:

     (a)     each Borrower hereby represents and warrants that there are no known claims, causes of actions, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claims to have against Investment Manager or Lender, existing or occurring on or prior to the date of this Amendment, arising from or in connection with the Credit Agreement or any of the Loan Documents.

     (b)     each Borrower hereby releases, waives and forever discharges and relieves Investment Manager and Lender and all their respective parents, subsidiaries and affiliates and the officers, directors, agents, attorneys and employees of each of the foregoing (hereinafter “Releasees”) from any and all claims, liabilities, demands, actions, suits, covenants, losses, costs, offsets and defenses of any nature and kind whatsoever, whether at law or equity of otherwise, whether known or unknown, which such Borrower ever had, now has , or have been caused by any act of commission or omission of Investment Manager or Lender, existing or occurring on or prior to the date of this Agreement, against or related to the Releasees.

     Section Six. Representations and Warranties. To induce the Investment Manager and the Lender to enter into this Amendment, each of the Borrowers hereby warrants and represents to the Investment Manager and the Lenders as follows:

     (a)     all of the representations and warranties contained in the Credit Agreement and each other Loan Document to which such Borrower is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except as otherwise disclosed in MTM’s filings pursuant to the Securities Exchange Act of 1934, as amended, since the date of the Credit Agreement, and (ii) to the extent of changes resulting from transactions expressly permitted by the Credit Agreement, this Amendment or any of the other Loan Documents, or to the extent that such representations and warranties are expressly made only as of an earlier date;

     (b)     the execution, delivery and performance of this Amendment by such Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, and such Borrower has received all necessary consents and approvals, if any are required, for the execution and delivery of this Amendment;

     (c)     upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity; and

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     (d)     neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to any Borrower, (ii) cause a violation by any Borrower of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of any Borrower, except in favor of the Investment Manager and the Lender, to secure the Obligations, (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock provisions of any Borrower, or (vi) be reasonably likely to have a Material Adverse Effect.

     Section Seven. General Provisions.

     (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     (b) To induce the Investment Manager and the Lender to enter into this Amendment, the Borrowers, jointly and severally, represent and warrant to the Investment Manager and the Lender that except for the Events of Default set forth herein or in any prior waiver letter executed by parties no other Event of Default has occurred.

     (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

     (d) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

     (e) The effectiveness of this Amendment is conditioned on receipt by Investment Manager of each of the following: (i) this Amendment and the Second Amended Note, each duly executed by the Borrowers, (ii) a consent from GE Commercial Distribution Finance Corporation in form and substance reasonably acceptable to Investment Manager, (iii) payment of a one-time fee in the amount of $20,000 in respect of the Additional Advance, which fee shall be fully earned when paid and shall be in addition to, and not in lieu of, any other fees payable under the Credit Agreement or any of the other Loan Documents, and (iv) payment of all fees and expenses which are due and payable pursuant to Section 1.6 of the Credit Agreement.

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     IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

BY:	/s/ Jason Crist
Name:	Jason Crist
Title:	Managing Director

NATIONAL ELECTRICAL BENEFIT FUND, as Lender By: Columbia Partners, L.L.C. Investment Management, its Authorized Signatory

BY:	/s/ Jason Crist
Name:	Jason Crist
Title:	Managing Director

MTM TECHNOLOGIES, INC.,
for itself and as Borrowing Agent

BY:   /s/ J.W. Braukman III
Name: J.W. Braukman III
Title:  Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (US), INC.

By:   /s/  J.W. Braukman III
Name: J.W. Braukman III
Title:  Senior Vice President and Chief Financial Officer

INFO SYSTEMS, INC.

By:   /s/  J.W. Braukman III
Name: J.W. Braukman III
Title:  Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC

By:   /s/  J.W. Braukman III
Name: J.W. Braukman III
Title:  Senior Vice President and Chief Financial Officer

Schedule I

FirstMark Notes

Attached as Exhibits 10.1 and 10.2 to this Form 8-K.

Schedule II

Second Amended Note

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF AUGUST 17, 2007, AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, IN FAVOR OF GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, AS AGENT FOR CERTAIN LENDERS, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OR PREPAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER OF PRINCIPAL, INTEREST OR PREMIUM, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED, AND NO REMEDIES SHALL BE PURSUED, EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

$29,000,000	January 29, 2009

          FOR VALUE RECEIVED, the undersigned, MTM TECHNOLOGIES, INC., a New York corporation (“MTM”), MTM TECHNOLOGIES (US), INC., a Delaware corporation (“MTM-US”), MTM TECHNOLOGIES (MASSACHUSETTS), LLC, a Delaware limited liability company (“MTM-MA”) and INFO SYSTEMS, INC., a Delaware corporation (“ISI”, MTM, MTM-US, MTM-MA and ISI are collectively, the “Borrowers” and each a “Borrower”), jointly and severally promise to pay to the order of National Electrical Benefit Fund (“Lender”) or its permitted assigns, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty-Nine Million Dollars ($29,000,000), together with interest thereon as set out herein, at its offices or such other place as Lender may designate in writing.

          This Amended and Restated Secured Promissory Note (this “Note”) amends and restates, in its entirety, that certain Secured Promissory Note dated November 23, 2005 which was issued by the Borrowers in favor of the Lender in the original principal amount of $25,000,000, as amended and restated on June 16, 2008 to increase the principal amount to $28,000,000 (the “Original Note”). This Note shall not constitute a novation of the Original Note, or an accord and satisfaction of the obligations of the Borrowers evidenced thereby. The Original Note is being further amended and restated hereby in consideration for the Lender’s agreement to extend additional monies to the Borrowers.

          1.     Credit Agreement. This Note is subject to the terms of a certain Credit Agreement dated as of November 23, 2005, by and among Borrowers, Lender and certain other parties named therein (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Lender is entitled to the benefits of the Credit Agreement and all of the exhibits thereto, and reference is made thereto for a description of all rights and remedies thereunder. Neither reference to the Credit Agreement, nor any provision thereof or security for the other obligations evidenced hereby, shall affect or impair the absolute and unconditional, joint and several, obligations of Borrowers to pay the principal amount hereof, together with all interest accrued thereon, any applicable Payment Premium (as defined in the Credit Agreement) and

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expenses, when due. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

          2.     Interest Rate; Payment Premium Payments; Prepayments.

                    2.1     From the date of disbursement of funds until such time as all principal, interest and other amounts outstanding hereunder are unconditionally and irrevocably paid and performed in full, interest shall accrue on the unpaid principal amount at the rate specified in Section 1.3 of the Credit Agreement. Upon any payment or prepayment of any or all of the principal due hereunder, a Payment Premium shall also be due and payable pursuant to Section 1.4 of the Credit Agreement. Payments of interest, principal, any applicable Payment Premium and any prepayments hereunder shall be made in accordance with the Credit Agreement.

                    2.2     Other Payment Provisions. Borrowers shall make each payment hereunder not later than 2:00 P.M. (Eastern time) on the day when due, without offset, in lawful money of the United States of America to Investment Manager, for the benefit of Lender, in same day funds at Investment Manager’s offices or pursuant to a wire transfer to Lender’s designated bank account, which shall initially be: Federal Reserve Bank of Boston, ABA No.: 011001234, Credit DDA A/C No.: 108111, Further Credit A/C No.: A/C IBWF 0003 MELLON, Contact: Lacy Meybohm, tel: 617-382-9254, Reference: MTM Loan. All payments will be applied in accordance with the terms of the Credit Agreement. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

          3.     Maturity Date. All of the amounts due hereunder including the entire principal amount then-outstanding, all accrued and unpaid interest thereon and all other Obligations and any applicable Payment Premium, shall be due and payable on November 23, 2010 (the “Maturity Date”) or such earlier date as such maturity may be accelerated pursuant to the terms hereof and as provided in the Credit Agreement.

          4.     Collateral. This Note is secured by the Collateral under the terms of the Security Agreement and the other Collateral Documents.

          5.     Assignment. There shall be no assignment or transfer of this Note or any Borrower’s obligations hereunder except as set forth in the Credit Agreement, and any purported assignment or transfer in contravention thereof shall be invalid. Lender may assign its rights hereunder in accordance with the terms of the Credit Agreement, including, without limitation, in connection with a syndication, participation or securitization.

          6.     Default and Remedies. The occurrence of an Event of Default under the Credit Agreement (which has not been waived by the Investment Manager and the Lender) shall constitute a default hereunder and shall entitle Lender and Investment Manager to exercise the rights and remedies specified in the Credit Agreement and the various Loan Documents, as well as those available at law or in equity. These rights and remedies include, but are not limited to, the right to accelerate the maturity of this Note and to sell or otherwise dispose of any or all of the Collateral by public or private sale; in each case, subject to and in accordance with the Credit Agreement and the other Loan Documents.

          7.     Miscellaneous.

                    7.1     No Usury. This Note is subject to the express condition that at no time shall any Borrower be obligated or required to pay interest hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which borrowers are permitted by law to contract or agree to pay. If, by the terms of this Note, any Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

                    7.2     Controlling Law. This Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the State of New York, the jurisdiction of such courts each Borrower hereby consents to as the agreement of the parties, as not inconvenient and as not subject to review by any court other than such courts in the State of New York. Each Borrower intends that the courts of the jurisdiction in which such Borrower is incorporated and conducts business should afford full faith and credit to any judgment rendered by a court of the State of New York against such Borrower, and should hold that the State of New York courts have jurisdiction to enter a valid, in personam judgment against such Borrower. Each Borrower agrees that service of any summons or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to such Borrower, and each Borrower hereby agrees that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Lender and Investment Manager.

                    7.3     Waiver of Notice and Presentment. Each Borrower hereby waives presentment, demand, notice, protest, stay of execution, and all other defenses to payment generally, in each case to the extent permitted or not otherwise prohibited by applicable law, assents to the terms hereof, and agrees that any renewal, extension, or postponement of the time for payment or any other indulgence or any substitution, exchange, or release of collateral may be affected without notice to and without releasing any Borrower from any liability hereunder.

                    7.4     No Rescission Right or Set-Off. This Note is not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense as against Lender or Investment Manager, including the defense of usury, in each case to the extent permitted or not otherwise prohibited by applicable law, and the operation of any of the terms of the loan, or the exercise of any right thereunder, will not render this Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, in each case to the extent permitted or not otherwise prohibited by applicable law, and Lender has not taken any action which would give rise to the assertion of any of the foregoing and no such right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.

                    7.5     Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under this Note shall not affect or impair the remaining provisions in this Note. Furthermore, in lieu of any such provision, there shall be added automatically as part of the applicable agreement a legal and enforceable provision as similar in terms to such provision as may be possible.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and its seal, if any, affixed as of the date first set forth above.

MTM TECHNOLOGIES, INC.,
a New York corporation

By:
Name:
Title:

MTM TECHNOLOGIES, (US), INC.,
a Delaware corporation

By:
Name:
Title:

INFO SYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:

MTM TECHNOLOGIES (MASSACHUSETTS),
LLC,
a Delaware limited liability company

By:
Name:
Title:

Accepted:

NATIONAL ELECTRICAL BENEFIT FUND,
as Lender
By: Columbia Partners, L.L.C.
Investment Management, its Authorized Signatory

By:
Name:
Title: